Exhibit 99.1
HF Foods Reports Third Quarter 2024 Financial Results
Increase in Net Revenue as Company Continues to Execute Operational Transformation Plan
Pre-Recorded Earnings Call Webcast Available on Investor Relations Website
Las Vegas, NV – November 12, 2024 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading food distributor to Asian restaurants across the United States, reported its unaudited financial results for the third quarter and nine months ended September 30, 2024.
Third Quarter 2024 Financial Results
•Net revenue increased 6.0% to $298.4 million compared to $281.5 million in the prior year.
•Gross profit decreased 1.5% to $50.2 million compared to $50.9 million in the prior year. Gross profit margin decreased to 16.8% from 18.1% in the prior year.
•Net loss of $3.8 million compared to net income of $2.0 million in the prior year.
•Adjusted EBITDA decreased 17.7% to $8.3 million compared to $10.1 million in the prior year.

Nine Months 2024 Financial Results
•Net revenue increased 3.3% to $896.4 million compared to $867.6 million in the prior year.
•Gross profit increased 0.8% to $153.0 million compared to $151.8 million in the prior year. Gross profit margin decreased to 17.1% from 17.5% in the prior year.
•Net loss improved to $4.2 million compared to $5.4 million in the prior year.
•Adjusted EBITDA increased 13.9% to $27.6 million compared to $24.2 million in the prior year.
Management Commentary
“We are making meaningful progress on our comprehensive transformation plan, which positions HF Foods to capture the significant growth opportunities in the Asian foodservice market,” said Felix Lin, Interim Chief Executive Officer, President, and Chief Operating Officer. “Our strategic investments in facility upgrades and supply chain enhancements are addressing capacity constraints while building the foundation for sustained growth. 2025 will be a year focused on strengthening our operational infrastructure and digital capabilities, and we remain committed to driving margin improvement through targeted efficiency initiatives. The strong loyalty of our customers, combined with favorable demographic trends driving increased demand for Asian cuisine, reinforces our confidence in our market position. With our exceptional leadership team and best-in-class network of general managers, suppliers, and customers, we remain confident that we are well-positioned to create long-term value for our stakeholders.”
Third Quarter 2024 Results
Net revenue was $298.4 million for the third quarter of 2024 compared to $281.5 million in the prior year period, an increase of $16.9 million, or 6.0%. The increase was primarily attributable to product cost inflation, volume increases and improved pricing in certain categories, such as chicken and seafood. The increase was partially offset by deflation in commodities, such as cooking oils, and the $2.7 million loss in revenue resulting from the exit of the Company’s chicken processing businesses in 2023.
Gross profit was $50.2 million compared to $50.9 million in the prior year period, a decrease of $0.8 million, or 1.5%. The decrease was primarily attributable to a decrease in margins on meat and poultry and also caused by an increase in our wholesale mix during the quarter. Gross profit margin decreased to 16.8% from 18.1% in the prior year period.

Distribution, selling and administrative expenses increased by $0.8 million to $49.7 million, primarily due to increases of $1.0 million each in both auto expenses and insurance costs, partially offset by a decrease of $1.6 million in professional fees. Distribution, selling and administrative expenses as a percentage of net revenue decreased to 16.6% from 17.4% in the prior year period primarily due to increased net revenue and lower professional fees, partially offset by increased rental and insurance costs.
Net loss of $3.8 million was realized in the third quarter compared to net income of $2.0 million in the prior year period. The decrease in income was primarily driven by a non-cash expense related to the change in fair value of interest rate swap contracts of $5.3 million and increases of $1.0 million each in both auto expenses and insurance costs partially offset by the income tax benefit of $1.2 million.
Adjusted EBITDA decreased $1.8 million to $8.3 million compared to $10.1 million in the prior year, which was primarily due to the decrease in income from operations of $1.6 million.
Nine Months 2024 Results
Net revenue was $896.4 million for the nine months ended September 30, 2024 compared to $867.6 million in the prior year, an increase of $28.8 million, or 3.3%. The increase was primarily attributable to product cost inflation and improved pricing in certain categories, partially offset by the $13.3 million loss in revenue resulting from the exit of the Company’s chicken processing businesses in 2023.
Gross profit was $153.0 million compared to $151.8 million in the prior year period, an increase of $1.3 million, or 0.8%. The increase was primarily attributable to increased net revenue, partially offset by increased costs. Gross profit margin for the nine months ended September 30, 2024 decreased to 17.1% compared to 17.5% in the same period in 2023.
Distribution, selling and administrative expenses decreased by $4.0 million to $150.0 million, primarily due to a decrease in professional fees of $10.0 million, partially offset by an increase of $3.6 million in payroll and related labor costs and an increase of $2.0 million in insurance costs. Distribution, selling and administrative expenses as a percentage of net revenue decreased to 16.7% for the nine months ended September 30, 2024 from 17.8% in the same period in 2023, primarily due to lower professional fees and increased net revenue, partially offset by increased payroll and related labor costs and insurance costs.
Net loss of $4.2 million was realized compared to a net loss of $5.4 million in the prior year. The improvement was primarily driven by the increase in our income from operations of $5.3 million and the $5.2 million reversal of the lease guarantee liability. The improvement was partially offset by the SEC settlement of $3.9 million, the increase in income tax expense of $2.2 million and the loss of $3.1 million resulting from the change in fair value of interest rate swap contracts.
Adjusted EBITDA increased $3.4 million to $27.6 million compared to $24.2 million in the prior year, which was primarily due to the increase in income from operations.
Cash Flow and Liquidity
Cash used in operating activities was $3.3 million for the nine months ended September 30, 2024, compared to cash provided by operating activities of $20.6 million in the prior year. The decrease in cash flow from operating activities was primarily due to the timing of working capital outlays and the $3.9 million SEC settlement payment. As of September 30, 2024, the Company had a cash balance of $11.4 million and access to approximately $27.3 million in additional funds through its $100.0 million line of credit, subject to a borrowing base calculation.

Earnings Call and Webcast
A pre-recorded call and webcast with HF Foods’ management team discussing the results is now available on the Investor Relations section of the Company’s website at https://investors.hffoodsgroup.com/.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Investor Relations Contact:
ICR
Investors: Anna Kate Heller
Media: Keil Decker
hffoodsgroup@icrinc.com
Forward-Looking Statements

All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Non-GAAP Financial Measures

Discussion of our results includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and non-GAAP net income (loss) attributable to HF Foods Group Inc., that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, adjusted EBITDA and non-GAAP net income (loss) attributable to HF Foods Group Inc. may not be the same as similarly titled measures used by other companies in the industry. EBITDA, adjusted EBITDA and non-GAAP net income (loss) attributable to HF Foods Group Inc. are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.

We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) attributable to HF Foods Group Inc. is a useful measure of operating performance because it excludes certain items not reflective of our core operating performance. Non-GAAP net income (loss) attributable to HF Foods Group Inc. is defined as net income (loss) attributable to HF Foods Group Inc. adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs, transformational project costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) attributable to HF Foods Group Inc. facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its current Quarterly Report on Form 10Q, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash	$11,445	$15,232
Accounts receivable, net	51,954	47,832
Inventories	119,508	105,618
Other current assets	10,012	10,145
TOTAL CURRENT ASSETS	192,919	178,827
Property and equipment, net	146,073	133,136
Operating lease right-of-use assets	14,981	12,714
Long-term investments	2,374	2,388
Customer relationships, net	139,257	147,181
Trademarks, trade names and other intangibles, net	26,339	30,625
Goodwill	85,118	85,118
Other long-term assets	5,689	6,531
TOTAL ASSETS	$612,750	$596,520
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$12,018	$4,494
Line of credit	66,911	58,564
Accounts payable	51,640	52,014
Current portion of long-term debt, net	5,410	5,450
Current portion of obligations under finance leases	3,301	1,749
Current portion of obligations under operating leases	4,147	3,706
Accrued expenses and other liabilities	19,684	17,287
TOTAL CURRENT LIABILITIES	163,111	143,264
Long-term debt, net of current portion	104,658	108,711
Obligations under finance leases, non-current	17,726	11,229
Obligations under operating leases, non-current	11,180	9,414
Deferred tax liabilities	27,853	29,028
Other long-term liabilities	2,612	6,891
TOTAL LIABILITIES	327,140	308,537
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	5	5
Treasury stock	(7,750)	(7,750)
Additional paid-in capital	604,110	603,094
Accumulated deficit	(313,305)	(308,688)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	283,060	286,661
Noncontrolling interests	2,550	1,322
TOTAL SHAREHOLDERS’ EQUITY	285,610	287,983
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$612,750	$596,520

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$298,389	$281,453	$896,385	$867,620
Cost of revenue	248,226	230,528	743,346	715,857
Gross profit	50,163	50,925	153,039	151,763

Distribution, selling and administrative expenses	49,652	48,841	149,988	154,013
Income (loss) from operations	511	2,084	3,051	(2,250)

Other expenses (income):
Interest expense	2,644	2,715	8,597	8,430
Other expense (income), net	(332)	(490)	3,040	(845)
Change in fair value of interest rate swap contracts	3,290	(1,984)	959	(2,094)
Lease guarantee income	—	(95)	(5,548)	(305)
Total Other expenses (income), net	5,602	146	7,048	5,186
(Loss) income before income taxes	(5,091)	1,938	(3,997)	(7,436)

Income tax (benefit) expense	(1,254)	(36)	164	(2,053)
Net (loss) income	(3,837)	1,974	(4,161)	(5,383)
Less: net income (loss) attributable to noncontrolling interests	103	90	456	(484)
Net (loss) income attributable to HF Foods Group Inc.	$(3,940)	$1,884	$(4,617)	$(4,899)

(Loss) earnings per common share - basic	$(0.07)	$0.03	$(0.09)	$(0.09)
(Loss) earnings per common share - diluted	$(0.07)	$0.03	$(0.09)	$(0.09)

Weighted average shares - basic	52,726,683	54,142,396	52,490,321	54,005,010
Weighted average shares - diluted	52,726,683	54,513,314	52,490,321	54,005,010

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,161)	$(5,383)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	19,932	19,551
Asset impairment charges	—	1,200
Provision for credit losses	(40)	56
Deferred tax benefit	(1,175)	(2,467)
Change in fair value of interest rate swap contracts	959	(2,094)
Stock-based compensation	1,961	2,605
Non-cash lease expense	2,955	2,668
Lease guarantee income	(5,548)	(305)
Other non-cash expense	522	168
Changes in operating assets and liabilities:
Accounts receivable	(4,105)	997
Accounts receivable - related parties	23	(115)
Inventories	(13,890)	4,349
Prepaid expenses and other current assets	133	(14,074)
Other long-term assets	734	(2,878)
Accounts payable	(658)	22,618
Accounts payable - related parties	(323)	(1,039)
Operating lease liabilities	(3,015)	(2,511)
Accrued expenses and other liabilities	2,397	(2,722)
Net cash (used in) provided by operating activities	(3,299)	20,624
Cash flows from investing activities:
Purchase of property and equipment	(9,435)	(3,495)
Proceeds from sale of property and equipment	12	900
Net cash used in investing activities	(9,423)	(2,595)
Cash flows from financing activities:
Payments for tax withholding related to vested stock awards	(173)	—
Checks issued not presented for payment	7,524	(15,058)
Proceeds from line of credit	1,120,318	891,510
Repayment of line of credit	(1,112,012)	(896,959)
Repayment of long-term debt	(4,125)	(4,653)
Repayment of obligations under finance leases	(2,597)	(1,974)
Cash distribution to shareholders	—	(884)
Net cash provided by (used in) financing activities	8,935	(28,018)
Net decrease in cash	(3,787)	(9,989)
Cash at beginning of the period	15,232	24,289
Cash at end of the period	$11,445	$14,300

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023	Change
Net income (loss)	$(3,837)	$1,974	$(5,811)
Interest expense	2,644	2,715	(71)
Income tax expense	(1,254)	(36)	(1,218)
Depreciation and amortization	6,666	6,422	244
EBITDA	4,219	11,075	(6,856)
Lease guarantee income	—	(95)	95
Change in fair value of interest rate swaps	3,290	(1,984)	5,274
Stock-based compensation expense	701	757	(56)
Business transformation costs (1)	77	198	(121)
Other non-routine expense (2)	18	146	(128)
Adjusted EBITDA	$8,305	$10,097	$(1,792)

	Nine Months Ended September 30,
	2024	2023	Change
Net loss	$(4,161)	$(5,383)	$1,222
Interest expense	8,597	8,430	167
Income tax expense (benefit)	164	(2,053)	2,217
Depreciation and amortization	19,932	19,551	381
EBITDA	24,532	20,545	3,987
Lease guarantee income	(5,548)	(305)	(5,243)
Change in fair value of interest rate swaps	959	(2,094)	3,053
Stock-based compensation expense	1,961	2,605	(644)
SEC settlement	3,900	—	3,900
Asset impairment charges	—	1,200	(1,200)
Business transformation costs (1)	1,180	402	778
Other non-routine expense (2)	584	1,850	(1,266)
Adjusted EBITDA	$27,568	$24,203	$3,365
________________
(1)    Represents non-recurring expenses associated with the launch of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2024	2023	Change
Net (loss) income attributable to HF Foods Group Inc.	$(3,940)	$1,884	$(5,824)
Amortization of intangibles	4,070	4,071	(1)
Lease guarantee income	—	(95)	95
Change in fair value of interest rate swaps	3,290	(1,984)	5,274
Stock-based compensation expense	701	757	(56)
Business transformation costs (1)	77	198	(121)
Other non-routine expense (2)	18	146	(128)
Aggregate adjustment for income taxes (3)	(2,006)	137	(2,143)
Non-GAAP net income attributable to HF Foods Group Inc.	$2,210	$5,114	$(2,904)

	Nine Months Ended September 30,
	2024	2023	Change
Net loss attributable to HF Foods Group Inc.	$(4,617)	$(4,899)	$282
Amortization of intangibles	12,210	12,213	(3)
Lease guarantee income	(5,548)	(305)	(5,243)
Change in fair value of interest rate swaps	959	(2,094)	3,053
Stock-based compensation expense	1,961	2,605	(644)
SEC settlement	3,900	—	3,900
Asset impairment charges	—	1,200	(1,200)
Business transformation costs (1)	1,180	402	778
Other non-routine expense (2)	584	1,850	(1,266)
Aggregate adjustment for income taxes (3)	(2,791)	(4,704)	1,913
Non-GAAP net income attributable to HF Foods Group Inc.	$7,838	$6,268	$1,570
________________
(1)    Represents non-recurring expenses associated with the launch of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(2)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(3)    Includes the income tax adjustments related to the business transformation costs and other non-routine expenses described in footnotes (1) and (2) above.